Contacts:
Mellanox Technologies
Lee-Ann Kennedy Stewart
408-970-3400
ir@mellanox.com

Stapleton Communications
Deborah Stapleton
650-470-0200
deb@stapleton.com

Mellanox Technologies Announces Financial Results for Q1 2007
Third Consecutive Quarter of Record Revenue

SANTA CLARA, Calif. and YOKNEAM, ISRAEL – April 25, 2007 – Mellanox™ Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of semiconductor-based, high-performance interconnect products, today announced record financial results for its fiscal first quarter of 2007, ended March 31, 2007.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded revenue in the first quarter of $16.9 million, up seven percent from the $15.8 million in the fourth quarter of 2006 and up 98 percent from $8.5 million in the first quarter a year ago.

Gross margins in the first quarter were 74.7 percent, compared with 75.1 percent in the fourth quarter and 70.5 percent in the first quarter a year ago. GAAP net income in the first quarter was $3.3 million or 20 percent of revenue.

On a non-GAAP basis, the company recorded first quarter net income of $3.9 million, compared with $4.1 million in the fourth quarter of 2006. These non-GAAP net income results exclude share-based compensation expenses.

The company generated a record $6.7 million of cash from operations during the quarter. Total cash and investments were $132.8 million at March 31, 2007.

“We are very pleased to report that our first quarter 2007 revenues nearly doubled from the comparable quarter of 2006 and represented the third consecutive quarter of record revenues, further demonstrating the increasing rate of InfiniBand adoption in the markets we are addressing,” said Eyal Waldman, chairman, president and CEO. “We continue to see our InfiniBand products being adopted in new applications, both in the Enterprise Data Center and the High Performance Computing markets. During the quarter we began sampling ConnectX IB, the first InfiniBand product from our fourth generation ConnectX architecture, to our major OEM customers. Interest in our ConnectX family of products continues to build, and we plan to begin sampling our ConnectX EN Ethernet adapters during the second quarter.”

Recent Mellanox Press Release Highlights:

•	April 16 — Mellanox Promotes Marc Sultzbaugh to Vice President of Worldwide Sales

•	April 16 — Mellanox Demonstrates 40Gb/s Connectivity with PCI Express 2.0

•	March 26 — New Mellanox ConnectX IB Adapters Unleash Multi-core Processor Performance

•	March 19 — Mellanox Technologies Promotes Aviram Gutman to Vice President of Software Engineering

•	March 12 — Mellanox Technologies Delivers Microsoft Logo Qualified InfiniBand Adapters for Windows

Conference Call
Mellanox will broadcast its first quarter 2007 financial results conference call today, Wednesday, April 25, 2007, at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call, please dial (913) 312-1292 approximately 10 minutes prior to the start time. A taped replay will be available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial
(719) 457-0820. The pass code is 3345688.

About Mellanox

Mellanox Technologies is a leading supplier of semiconductor-based, high-performance, interconnect products that facilitate data transmission between servers, communications infrastructure equipment and storage systems. The company’s products are an integral part of a total solution focused on computing, storage and communication applications used in enterprise data centers, high-performance computing and embedded systems. In addition to supporting InfiniBand, Mellanox’s next generation of products support the industry-standard Ethernet interconnect specification.

Founded in 1999, Mellanox Technologies has its headquarters in Santa Clara, California and Yokneam, Israel. For more information, visit Mellanox at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expenses. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude stock-based compensation expenses because it enhances investors’ ability to review our business from the same perspective as management, which believes that stock-based compensation expenses are not directly attributable to the underlying performance of the company’s business operations. Further, management uses non-GAAP information as certain non-cash charges such as share-based compensation do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release.

###

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; our ability to protect our intellectual property rights; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.  More information about the risks, uncertainties and assumptions that may impact our business are set forth in our Form 10-K filed with the SEC on March 26, 2007, including “Risk Factors”.  All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox is a registered trademark of Mellanox Technologies, and ConnectX, InfiniBlast, InfiniBridge, InfiniHost, InfiniRISC, InfiniScale, and InfiniPCI are trademarks of Mellanox Technologies. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
	Three months ended
	March 31,	March 31,
	2007	2006
	(unaudited)	(unaudited)
Total revenues	$16,855	$8,506
Cost of revenues	(4,270)	(2,506)

Gross profit	12,585	6,000
Operating expenses:
Research and development	5,944	3,560
Sales and marketing	2,791	1,785
General and administrative	1,357	826

Total operating expenses	10,092	6,171
Income (loss) from operations	2,493	(171)
Other income, net	957	134
Income (loss) before taxes	3,450	(37)
Provision for taxes on income	(164)	(54)
Net income (loss)	$3,286	($91)
Accretion of mandatorily redeemable convertible
preferred shares	0	(44)
Income allocable to preferred shareholders	0	0
Net income (loss) attributable to ordinary shareholders	$3,286	($135)

Net income (loss) per share attributable to ordinary shareholders
Basic	$0.16	($0.02)
Diluted	$0.15	($0.02)
Shares used in computing income per share attributable to
ordinary shareholders
Basic	20,310	7,652
Diluted	22,657	7,652

Mellanox Technologies, Ltd.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands)
	Three months ended
	March 31,	March 31,
	2007	2006
	(unaudited)	(unaudited)
GAAP NET INCOME (LOSS)	$3,286	($91)
Adjustments:
Share-based compensation expense	598	47

NON-GAAP NET INCOME (LOSS)	$3,884	($44)

GAAP SHARES — BASIC	20,310	7,652
Adjustments:
Impact from weighted outstanding shares*	9,530	0

NON-GAAP SHARES — BASIC	29,840	7,652

GAAP SHARES — DILUTED	22,657	7,652
Adjustments:
Impact from weighted outstanding shares*	9,530	0
Effect of dilutive securities under GAAP**	(2,347)	0
Total options vested and exercisable	3,602	0

NON-GAAP SHARES — DILUTED	33,442	7,652

• Under GAAP, shares used in computing income per share attributable to ordinary shareholders are adjusted for the amount of time they are outstanding during the period. Because the shares issued pursuant to our initial public offering were issued, and all of our then outstanding preferred shares converted into ordinary shares, on February 13 2007, those shares were adjusted for the amount of time they were outstanding during the period as part of the GAAP SHARES- BASIC calculation. The GAAP SHARES-BASIC have been adjusted to a non-GAAP measure as if those ordinary shares were outstanding during the entire period to provide a comparable share number in future quarters.

• This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential common shares from stock options had been issued under the treasury method.

Mellanox Technologies, Ltd.
Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$132,786	$20,570
Restricted cash	622	678
Accounts receivables, net	8,515	10,141
Inventories	4,337	4,079
Prepaid expenses and other	1,148	2,470

Total current assets	147,408	37,938
Property and equipment, net	2,748	2,588
Severance assets	2,443	2,284
Intangible assets, net	148	167
Other long-term assets	105	124

Total assets	$152,852	$43,101

LIABILITIES, CONVERTIBLE PREFERRED SHARES,
AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$4,387	$4,490
Other accrued liabilities	7,014	6,426
Capital lease obligations, current	388	420
Other liabilities, current	0	1,156

Total current liabilities	11,789	12,492
Accrued severance	3,376	2,940
Capital lease obligations	437	541
Other long-term obligations	92	96

Total liabilities	15,694	16,069
Mandatorily redeemable convertible preferred shares	0	55,759
Convertible preferred shares	0	36,338
Shareholders’ deficit
Ordinary shares	124	32
Additional paid-in capital	203,019	4,174
Accumulated deficit	(65,985)	(69,271)

Total shareholders' equity (deficit)	137,158	(65,065)

Total liabilities and shareholders' equity (deficit)	$152,852	$43,101

Mellanox Technologies, Ltd.
Condensed Consolidated Statement of Cash Flows
(in thousands)
	Three months ended
	March 31,	March 31,
	2007	2006
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income (loss)	$3,286	($91)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Provision for doubtful accounts	(3)	(30)
Depreciation and amortization	350	421
Share-based compensation expense	598	47
Accrued interest on restricted cash	(15)	0
Changes in assets and liabilities
Accounts receivable	1,629	1,451
Inventory	(258)	(73)
Prepaid expenses and other assets	1,341	(120)
Accounts payable	(103)	(1,324)
Accrued liabilities and other payables	(131)	113

Net cash provided by operating activities	6,694	394

Cash flows from investing activities:
Purchases of severance related insurance policies	(159)	(86)
Return of restricted cash deposit	71	0
Purchases of property and equipment	(491)	(55)

Net cash used in investing activities	(579)	(141)

Cash flows from financing activities
Receipts upon initial public offering,	106,015	0
net of issuance costs
Principal payments on capital lease obligations	(136)	(48)
Proceeds from exercise of stock options	222	0

Net cash provided by (used in) financing activities	106,101	(48)

Increase in cash and cash equivalents	112,216	205
Cash and cash equivalents at beginning of period	20,570	12,350

Cash and cash equivalents at end of period	$132,786	$12,555